                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ALPHARMA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                               PRELIMINARY COPY

                                [LOGO] ALPHARMA

                                 ALPHARMA INC.
                              One Executive Drive
                                 P.O. Box 1399
                          Fort Lee, New Jersey 07024


                     -------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 30, 1996
                     -------------------------------------

To the Stockholders of ALPHARMA INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALPHARMA INC., a Delaware corporation (the "Company"), will be held at THE REGENCY HOTEL, 540 PARK AVENUE, NEW YORK, NEW YORK, on Thursday, May 30, 1996, at 9:00 a.m., local time, to consider and act upon the following matters:

  1. The election of seven directors to the Company's Board of Directors, each to hold office until the 1997 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

  2. Adoption of a Company stock option plan for non-employee directors of the Company (the "Non-Employee Director Plan") described in the accompanying Proxy Statement.

  3. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 1, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

  A copy of the Company's Annual Report for the year ended December 31, 1995 and a Proxy Statement accompany this notice.

                                          By order of the Board of Directors,

                                          Beth P. Hecht
                                          Secretary

[April 3, 1996]

                                [LOGO] ALPHARMA

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                                 P.O. BOX 1399
                          FORT LEE, NEW JERSEY 07024

                                 MAILING DATE
                                [APRIL 3, 1996]
                 ---------------------------------------------
              Proxy Statement for Annual Meeting of Stockholders
                 ---------------------------------------------
                          To Be Held on May 30, 1996

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of ALPHARMA INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 30, 1996 at The Regency Hotel, 540 Park Avenue, New York, New York at 9:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                              THE ANNUAL MEETING

PURPOSE OF MEETING

  At the Annual Meeting, the Company's stockholders will consider and act upon the following matters:

    1. The election of seven directors to the Company's Board of Directors, each to hold office until the 1997 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

    2. Adoption of a Company stock option plan for non-employee directors of the Company (the "Non-Employee Director Plan") described in the accompanying Proxy Statement.

    3. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

  The close of business on April 1, 1996 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and entitled to vote at, the Annual Meeting. As of the Record Date, [13,719,069] shares of Class A Stock and [8,226,562] shares of Class B Stock were outstanding and entitled to vote.

QUORUM

  For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists with respect to the election of directors, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For purposes of determining whether a quorum exists with respect to adopting the Non-Employee Director Plan and any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

  Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors (described below) and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes. Holders of Class A Stock are not entitled to vote as a separate class on the adoption of the Non-Employee Director Plan.

  Election of Directors. Seven directors will be elected at the Annual Meeting. Under the Company's Certificate of Incorporation, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but in no event less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect two directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect five directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the two Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the five Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

PROXIES

  The enclosed proxy provides space for holders of Class A Stock to vote for, or withhold authority to vote for, either or both of the Company's two nominees for Class A Directors. The proxy also provides space for stockholders to vote for, against, or to abstain from voting on the proposed adoption of the Non-Employee Director Plan.

  Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR (i) the election, as directors, of the two nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors--Nominees for Directors--Nominees for Class A Directors" below) and (ii) the adoption of the proposed Non-Employee Director Plan and, in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes. With respect to the adoption of the Non-Employee Director Plan, (i) abstentions, pursuant to Delaware law, will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether such proposal received the requisite votes and (ii) broker non-votes will be considered not entitled to vote on such proposal and thus will not be counted in determining whether such proposal has received the requisite votes.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

  A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's United States executive offices, located at One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey 07024.

  If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

OWNERSHIP OF COMMON STOCK

  The following table sets forth as of March 1, 1996 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company and the five named executive officers (as defined below) and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                                           PERCENT OF
                                                  AMOUNT AND                 COMMON
                                                  NATURE OF     PERCENT      STOCK
    TITLE OF CLASS                                BENEFICIAL      OF         (BOTH
       OF STOCK       NAME OF BENEFICIAL OWNER    OWNERSHIP      CLASS      CLASSES)
 -------------------- ------------------------    ----------    -------    ----------
 Class B Common Stock A.L. Industrier AS (1)      8,226,562(2)  100.00%      37.49%
 Class A Common Stock A.L. Industrier AS (1)              0(3)     *  (3)      *
 Class A Common Stock Wellington Management       1,991,180      14.51        9.07
                       Company (4)
 Class A Common Stock INVESCO PLC (5)
                      INVESCO North American
                       Group, Ltd. (5)
                      INVESCO, Inc. (5)
                      INVESCO North American
                       Holdings, Inc. (5)
                      INVESCO Funds Group,        1,422,700      10.37        6.25
                       Inc. (5)
 Class A Common Stock Government of Singapore
                       Investment Corporation
                       Pte Ltd. (6)
                      Government of Singapore
                       (6)
                      Monetary Authority of
                       Singapore (6)
                      Board of Commissioners        849,200       6.19        3.87
                       of Currency,
                       Singapore (6)
 Class A Common Stock State of Wisconsin            682,600       4.97        3.11
                       Investment Board (7)
 Class A Common Stock Vanguard Specialized          949,040       6.91        4.32
                       Portfolios, Inc.--
                       Health Care (8)
 Class A Common Stock Einar W. Sissener (9)(17)     233,250       1.7         1.0
 Class A Common Stock I. Roy Cohen                   28,044        *           *
 Class A Common Stock Thomas G. Gibian                2,150        *           *
 Class A Common Stock Glen E. Hess                    4,725        *           *
 Class A Common Stock Gert W. Munthe (10)(17)       110,294        *           *
 Class A Common Stock Erik G. Tandberg (11)(17)         275        *           *
 Class A Common Stock Peter G. Tombros                  700        *           *
 Class A Common Stock Jeffrey E. Smith (12)          78,062        *           *
 Class A Common Stock David E. Cohen (13)            46,593        *           *
 Class A Common Stock George S. Barrett (14)         34,079        *           *
 Class A Common Stock Ingrid Wiik (15)                7,444        *           *
 Class A Common Stock All directors and             541,974       4.0         2.5
                       executive officers as a
                       group
                       (14 persons) (16)(17)

---------------------
*Indicates ownership of less than one percent.

 (1) The address of A.L. Industrier AS (formerly known as Apothekernes Laboratorium A.S), a corporation organized and existing under the laws of the Kingdom of Norway ("A.L. Industrier"), is Postboks 158 Skoyen, N-0212 Oslo 2, Norway.

 (2) These shares of Class B Stock are held of record by A/S Wangs Fabrik, a wholly owned subsidiary of A.L. Industrier, although A.L. Industrier retains full beneficial ownership of these shares. Of such amount 1,828,125 shares have been pledged to two Norwegian banks as collateral for outstanding debt and unused drawing facilities. A.L. Industrier has agreed with the Company that, other than pledges of up to 2,000,000 shares (including the pledges of shares described above), it will not sell or otherwise dispose of any of its Class B Stock or convert any such shares into Class A Stock at any time prior to November 1, 1997.

 (3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A.L. Industrier were converted as of March 1, 1996, A.L. Industrier would own approximately 59.96% of the then outstanding shares of Class A Stock.

 (4) The source of this information is the Amendment No. 5 to Schedule 13G dated February 13, 1996 and filed with the Securities and Exchange Commission (the "Commission") by Wellington Management Company ("WMC"). Such Amendment No. 5 to Schedule 13G reported that WMC has shared voting power and shared dispositive power with respect to 698,640 shares and 1,999,180 shares, respectively, and does not have sole voting power or sole dispositive power with respect to any shares. WMC also reported that, other than Vanguard Specialized Portfolios, Inc.--Health Care ("Vanguard"), none of its clients is known to have more than 5% beneficial ownership. See footnote (8) below for information regarding Vanguard's ownership of shares of Class A Stock. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

 (5) The source of this information is the Amendment No. 3 to Schedule 13G dated February 14, 1996 and filed with the Commission by INVESCO PLC, a parent holding company, INVESCO North American Group, Ltd., a holding company, INVESCO, Inc., a holding company, INVESCO North American Holdings, Inc., a holding company, and INVESCO Funds Group, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Such Amendment No. 3 to Schedule 13G reported that each of the reporting persons have shared voting power and shared dispositive power with respect to 1,422,700 shares and such persons hold the shares on behalf of other persons (none of whom has more than 5% beneficial ownership) who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The address of INVESCO PLC, INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. is 11 Devonshire Square, London EC2M 4YR, England.

 (6) The source of this information is the Amendment No. 2 to Schedule 13D dated August 2, 1995 and filed with the Commission by Government of Singapore Investment Corporation Pte Ltd. (the "Singapore Corporation"), Government of Singapore ("Singapore"), Monetary Authority of Singapore (the "Singapore Authority"), and Board of Commissioners of Currency of Singapore ("Board of Commissioners"). Such Amendment No. 2 to Schedule 13D reports that (a) the Singapore Corporation beneficially owns an aggregate of 849,200 shares which were bought by Singapore and has shared voting power and shared dispositive power with respect to such shares,
     (b) Singapore beneficially owns 602,800 shares and has shared voting power and shared dispositive power with respect to such shares, (c) the Singapore Authority beneficially owns 212,800 shares and has shared voting power and shared dispositive power with respect to such shares, and (d) the Board of Commissioners beneficially owns 33,600 shares and has shared voting power and shared dispositive power with respect to such shares. The address of the Singapore Corporation, Singapore, the Singapore Authority and the Board of Commissioners is 250 North Bridge Road, #33-00 Raffles City Tower, Singapore 0617.

 (7) The source of this information is the Amendment No. 2 to Schedule 13G dated February 1, 1996 ("Wisconsin Filing") and filed with the Commission by State of Wisconsin Investment Board (the "Wisconsin Board"), a government agency which manages public pension funds. The address of the Wisconsin Board is P.O. Box 7842, Madison, Wisconsin 53707.

 (8) The source of this information is the Amendment No. 4 to Schedule 13G dated February 14, 1996 and filed with the Commission by Vanguard. Such Amendment No. 4 to Schedule 13G reported that Vanguard had sole voting power and shared dispositive power with respect to the 949,040 shares. The address of Vanguard is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

 (9) Mr. Sissener is Chairman of the Board of A.L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk") and certain of his relatives beneficially owns approximately 50.8% of the outstanding ordinary shares of A.L. Industrier's capital stock ("A.L. Industrier Shares"), which corresponds to 53.1% of the A.L. Industrier Shares entitled to vote.

(10) Includes presently exercisable Warrants to purchase 110,094 shares of Class A Stock in the name of Mr. Munthe's wife. (see footnote (17) below). Mr. Munthe is a director of A.L. Industrier. The Company has been advised by Mr. Munthe that members of his immediate family own 11,800 A.L. Industrier Shares which are included in the number of A.L. Industrier Shares beneficially owned by Mr. Sissener (see footnote (9) above) and that Mr. Munthe does not have any voting or dispositive power over such shares.

(11) Includes presently exercisable Warrants to purchase 75 shares of Class A Stock. Mr. Tandberg is a director of A.L. Industrier and also owns eight A.L. Industrier Shares.

(12) Includes 64,250 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and are exercisable as of March 1, 1996 or within sixty days thereof. The Company has been advised by Mr. Smith that his wife or children own 3,750 of Mr. Smith's shares of Class A Stock but that he has voting power over such shares.

(13) Includes 39,750 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and are exercisable as of March 1, 1996 or within sixty days thereof.

(14) Includes 17,000 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and are exercisable as of March 1, 1996 or within sixty days thereof.

(15) Includes presently exercisable Warrants to purchase 5,271 shares of Class A Stock of which warrants for 140 shares are held of record by Ms. Wiik's daughter. Also includes 2,000 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of March 1, 1996 or within sixty days thereof. Ms. Wiik owns 565 A.L. Industrier Shares.

(16) Includes 128,625 shares that the executive officers of the Company as a group may obtain upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, which options are exercisable as of March 1, 1996 or within sixty days thereof.

(17) As shareholders of A.L. Industrier, Mr. Sissener, Swekk, EWS Stiftelse, a trust established for the benefit of the son of Mr. Sissener, certain of Mr. Sissener's relatives (including Mr. Munthe's immediate family),

    Mr. Tandberg and Ms. Wiik each received in 1994 their pro rata share of certain warrants to purchase Class A Stock (the "Warrants") in connection with a certain transaction between A.L. Industrier and the Company. The Warrants generally became exercisable on September 21, 1995 and expire on January 3, 1999, except that the Warrants issued to or held by Mr. Sissener or Swekk are not exercisable until October 3, 1997. As a result of such transaction, Mr. Sissener beneficially owns Warrants to purchase an aggregate of 1,383,004 shares of Class A Stock, of which 233,250 (owned of record by EWS Stiftelse and by Mr. Sissener's wife) are currently exercisable and the balance of which not exercisable until October 3, 1997. Mr. Sissener's beneficial ownership of Class A Stock reflected in the table consists of the presently exercisable Warrants. Beneficial ownership of Class A Stock of Messrs. Munthe and Tandberg and Ms. Wiik reflected in the table includes currently exercisable Warrants to purchase 110,094, 74, and 5,271 shares, respectively.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Company's Board of Directors intends to cause the nomination of the nominees listed below under "--Nominees for Directors--Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

  Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor is chosen and qualified.

  A.L. Industrier, which beneficially owns 100% of the shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "--Nominees for Directors--Nominees for Class B Directors," which would assure their election as Class B Directors.

NOMINEES FOR DIRECTORS

  The Company believes that each of the nominees for director will be able to serve. If any of the nominees would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

  Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director are listed below.

NAME              AGE PRINCIPAL BUSINESS EXPERIENCE
----              --- -----------------------------
Thomas G.          74 Director of the Company since March, 1993. President and
 Gibian..........     Chief Executive Officer of Henkel Corporation, a
                      specialty chemicals manufacturer and United States
                      subsidiary of Henkel KGaA, from 1980 to 1986.
Peter G.           53 Director of the Company since September, 1994. Director,
 Tombros.........     President and Chief Executive Officer of Enzon, Inc., a
                      developer and marketer of pharmaceutical products, since
                      April, 1994. Vice President Corporate Strategic Planning
                      of Pfizer Inc. from 1990-1994; Executive Vice President
                      of Pfizer Pharmaceuticals, Pfizer Inc. from 1986-1990 and
                      various other positions with Pfizer Inc. from 1968-1986.

  Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below.

NAME                     AGE PRINCIPAL BUSINESS EXPERIENCE
----                     --- -----------------------------
I. Roy Cohen............  73 Director of the Company since 1975. Consultant to the
                             Company since January, 1991; Chairman of the Executive
                             Committee of the Company since June, 1987; Chairman of
                             the Office of the Chief Executive of the Company from
                             July, 1991 to December, 1992; Vice Chairman of the Board
                             of Directors of the Company from January, 1991 to
                             December 31, 1992; President and Chief Executive Officer
                             of the Company from 1976 to January, 1991.
Glen E. Hess............  54 Director of the Company since September, 1983. Partner in the law firm of Kirkland & Ellis since 1973.
Gert W. Munthe..........  39 Director of the Company since June, 1994. President and
                             Chief Executive Officer of NetCom GSM A.S a Norwegian
                             cellular telecommunications company, since 1993.
                             Executive Vice President and division President of
                             Hafslund Nycomed A.S, a Norwegian energy and
                             pharmaceutical corporation, from 1988-1993. President of
                             Nycomed (Imaging) A.S, a wholly owned subsidiary of
                             Hafslund Nycomed A.S, from 1991 to 1993. Division
                             President in charge of the energy business of Hafslund
                             Nycomed A.S from 1988 to 1991.
Einar W. Sissener.......  67 Director of the Company since 1975. Chief Executive
                             Officer of the Company since June, 1994; member of the
                             Office of the Chief Executive of the Company from July,
                             1991 to June, 1994; Chairman of the Company since 1975;
                             President of A.L. Oslo, a subsidiary of the Company since
                             October, 1994; Chief Executive Officer and President of
                             A.L. Industrier from 1972 to October, 1994 and Chairman
                             of the Board of A.L. Industrier since November, 1994.
Erik G. Tandberg........  66 Director of the Company since June, 1994. Partner in
                             Corporate Development International, a consulting
                             partnership specializing in international searches for
                             companies, since 1986. President of Arco Chemical Europe
                             Inc., a chemical company, from 1982 to 1986.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

  The Company's Board of Directors held four meetings in 1995. Each person who served as a director in 1995 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee.

COMMITTEES OF THE BOARD

  Pursuant to its bylaws, the Company has established standing Audit, Executive and Compensation Committees.

  The Audit Committee reviews and makes recommendations to the Company's Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee also monitors compliance with the Company's Code of Ethics, which was adopted in 1989. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A.L. Industrier (the beneficial owner of all the outstanding Class B Stock) (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A.L. Industrier which involves $500,000 or more, except that prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business. The bylaws of the Company require that a majority of the members of the Audit Committee not be employees of the Company or A.L. Industrier or otherwise have a material relationship with either of them. The current members of the Audit Committee are Messrs. Peter G. Tombros (Chairman), Thomas G. Gibian, and Erik
G. Tandberg. The Audit Committee held three meetings in 1995.

  The Executive Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. By resolution, the Company's Board of Directors has specifically authorized and requested the Executive Committee to act on behalf of the Board in emergency situations where the full Board is unable to meet, to discuss and consult with the Chief Executive Officer of the Company as requested by such officer and to act with respect to such matters as the Board may from time to time designate. The members of the Executive Committee are Messrs. I. Roy Cohen (Chairman), Einar W. Sissener, Peter G. Tombros and Gert W. Munthe. The Executive Committee held two meetings in 1995 and also communicated informally throughout the year.

  The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company, except the Chief Executive Officer as to whom the Committee makes compensation recommendations to the Company's Board of Directors. The Committee also has authority with respect to the compensation and benefit plans generally applicable to the Company's employees and administers the Company's 1983 Incentive Stock Option Plan, as amended, with authority to grant options to eligible employees of the Company and its subsidiaries. The Compensation Committee held eleven meetings in 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. Thomas G. Gibian (Chairman), I. Roy Cohen, Glen E. Hess and Peter G. Tombros. Mr. Einar W. Sissener was a member of the committee until June, 1995. Mr. Cohen is a former executive officer of the Company, having served as President and Chief Executive Officer from 1976 to January, 1991 and as a member of the Office of the Chief Executive from July, 1991 through 1992. He currently serves as a consultant to the Company and as Chairman of the Executive Committee. See "Certain Relationships and Related Transactions--Certain Other Transactions and Relationships" for a description of Mr. Cohen's consulting agreement. Mr. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

  Mr. Sissener and members of his family beneficially own a majority of the outstanding shares of A.L. Industrier which controls the Company through its ownership of all the Company's outstanding Class B stock.

Since 1983 Mr. Sissener has served as the Chairman of the Board of Directors of the Company and since June, 1994, has been the Chief Executive Officer of the Company. Mr. Sissener also serves as President of A.L. Oslo. In 1995, the Company through A.L. Oslo leased certain property from A.L. Industrier and provided certain administrative services to A.L. Industrier and entered into certain commercial transactions with subsidiaries of A.L. Industrier. See "Certain Relationships and Related Transactions--Transactions with A.L. Industrier" for a more detailed description of such transactions.

DIRECTORS' COMPENSATION

  During 1995, each director (except Mr. Sissener) received directors' fees of $22,500 and a grant of 200 shares of Class A Stock. In addition, each director received $1,200 for each Board meeting attended in person, $600 for each Committee meeting attended in person and one-half of the applicable fee for each meeting attended by telephone (with certain exceptions). The Chairman of each of the Audit, Executive and Compensation Committees received an additional $7,500. The same compensation arrangements will continue in 1996 except that directors will receive an option to acquire 2,000 shares of Class A Stock following the Annual Meeting of Stockholders in lieu of the grant of 200 shares (assuming approval of the Non-Employee Director's Option Plan to be considered by stockholders at the Annual Meeting). The terms of the options to be granted to directors are described under "Adoption of the Non-Employee Director Option Plan."

               ADOPTION OF THE NON-EMPLOYEE DIRECTOR OPTION PLAN

GENERAL

  The Company currently grants options to key employees of the Company and its subsidiaries under the 1983 Incentive Stock Plan, as amended (the "Employee Plan"). The Employee Plan was originally adopted by the Company's Board of Directors on September 26, 1983 and was approved by the Company's stockholders on January 25, 1984. The purpose of the Employee Plan is to attract, retain and provide incentive to present and future executive, managerial, marketing, technical and other key employees of the Company and its subsidiaries by affording such employees an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Class A Stock. The Company's Board of Directors believes that the Employee Plan has been successful to date in accomplishing its purpose. Currently, directors who are not employees may not participate in the Employee Plan.

  The Company's Board of Directors has approved and recommends that the Company's stockholders adopt the Non-Employee Director Option Plan (the "Director Plan"). The Company's Board of Directors believes that the proposed plan will promote the interests of the Company by tying more directly the compensation of directors to the performance of the Company as measured by the market price of its stock and by aligning more closely the interests of directors with the interests of the Company's stockholders. Under the proposed Director Plan, each director shall annually receive options to purchase 2,000 shares of Class A Stock (the "Director Options") at the beginning of each term that such director serves as a member of the Board of Directors. If the Director Plan receives the requisite approval of stockholders, the directors will receive this annual option grant immediately following the stockholder's meeting in lieu of the grant of 200 shares of Class A Stock which directors received in 1995.

  Approval of the proposal to adopt the Director Plan requires that a majority of the votes cast by the holders of the shares of the Class A Stock and Class B Stock, voting together, present and entitled to vote at the meeting be voted for approval. A.L. Industrier has advised the Company that it intends to vote its shares in favor of the proposal, which would assure its approval. The material features of the Non-Employee Director Option Plan, are described below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE NON-EMPLOYEE DIRECTOR OPTION PLAN.

SUMMARY DESCRIPTION OF THE COMPANY'S NON-EMPLOYEE DIRECTOR OPTION PLAN

  Eligibility. The individuals who will be eligible to participate in the Director Plan in a given year will be all persons elected or appointed as directors of the Company during that year who are not also employees of the Company or any of its subsidiaries. No employees of the Company or its subsidiaries will be entitled to participate in the Director Plan.

  Option Grants. Each director shall receive an annual grant of Director Options to purchase 2,000 shares of Class A Stock on the date of each annual meeting of stockholders at which such director is elected. If a director is elected or appointed to the Board of Directors on a date other than the date of the annual meeting of stockholders, such director shall receive Director Options to purchase a number of Class A Stock equal to (i) 2,000 multiplied by
(ii) a fraction, the numerator of which is the number of days remaining until the anniversary of the preceding annual meeting of the stockholders and the denominator of which is 365.

  Option Terms. The price at which shares of Class A Stock may be purchased pursuant to any Director Option shall be the fair market value of the shares on the date that the Director Option is granted. The exercise price of each Director Option may be paid in cash or by delivery of shares of Class A Stock previously owned by the optionee having a fair market value equal to the exercise price of the Director Option being exercised. Each Director Option shall have a term of ten years from the date of grant (the "Option Term"); provided that if a director ceases to be a director for any reason, all Director Options held by such Director will be exercisable only until the first anniversary of the date on which such individual ceases to serve as a Director (the "Early Termination Date").

  Each Director Option which has vested (as described below) may be exercised at any time from time to time until the earlier of (i) the end of the Option Term or (ii) the Early Termination Date, in part or in whole, subject to such limitations that the Director Options Committee, in its discretion, may specify at or prior to the time of grant. Director Options shall vest on the date of the first annual meeting of stockholders following the date of grant; provided that if a person ceases to be a director, for reason of disability or death prior to the vesting of any Director Option held by such person, a portion of such unvested Director Options shall vest, which portion shall be equal to (i) the number of unvested Director Options held by such director at the time such person ceases to be a director multiplied by (ii) a fraction, the numerator of which is the number of days such Director has held such unvested option and the denominator of which is 365. If a Director is removed from the Board or resigns other than for reasons of disability or death, the unvested Director Options held by such director shall not vest. The terms upon which the Director Options are granted may not be amended more frequently than once every six months (except in certain limited circumstances).

MISCELLANEOUS

  The maximum number of shares of Class A Stock issuable pursuant to options under the Plan is 150,000. The Plan terminates on December 31, 2005 unless earlier terminated by the Board. The Board can modify or terminate the Plan, but cannot change the number of shares for which Options are granted, the eligibility of grantees, or the maximum shares issuable under the Plan or provide for any exercise price lower than the market price without stockholder approval. Termination of the Plan shall not affect previously issued Director Options. Unless otherwise specified in the Director Plan, the terms and provisions of the Employee Plan shall apply to Director Options. If a director would be subject to significantly detrimental income tax consequences as a result of receiving Director Options under any non-United States income tax provisions, such director may elect to receive in lieu thereof one share of Class A Stock for every ten shares purchasable under the Director Options such director would otherwise have received.

  The Director Plan will be administered by a committee of the Company's Directors appointed for that purpose, which committee will have authority to interpret and apply the plan. The committee will not have discretion to determine the amount, price or timing of the Director Options but will have authority to place such limitations upon the exercise of the options as the committee deems appropriate to comply with applicable laws and carry out the intent and purpose of the Plan.

                            EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The following table (the "Summary Compensation Table") sets forth the annual and long-term compensation paid or granted to, or accrued for, the executive officers named below (the "named executive officers") by the Company or its subsidiaries during 1995, 1994 and 1993:

                          SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                              ANNUAL COMPENSATION                            AWARDS
                              --------------------------                  ------------
                                                             OTHER ANNUAL               ALL OTHER
   NAME AND PRINCIPAL                                        COMPENSATION OPTIONS/SARS COMPENSATION
  POSITION DURING 1995   YEAR SALARY($)        BONUS($)          ($)         (#)(1)        ($)
  --------------------   ---- ----------       ---------     ------------ ------------ ------------
Einar W. Sissener (5)... 1995    384,395(6)            0(6)        *              0       32,583(6)
 (Chairman, Director,
 and                     1994    341,263(2)(6)    75,000           *              0            0
 Chief Executive Offi-
 cer)                    1993    215,932(2)            0           *              0            0
Jeffrey E. Smith........ 1995    355,066          40,000           *         15,000       21,300(3)
 (Vice President-- Fi-
 nance and               1994    365,630          50,000           *          9,000       15,573(3)
 Chief Financial Offi-
 cer)                    1993    364,023          65,000           *         10,000        9,198(3)
David E. Cohen.......... 1995    279,994         100,000           *         15,000       16,800(3)
 (Vice President and
 President--             1994    260,000         110,000           *          9,000       12,269(3)
 Animal Health Divi-
 sion)                   1993    240,058         120,000           *          7,000        9,186(3)
George S. Barrett....... 1995    279,615          40,000           *         15,000       10,066(3)
 (Vice President and
 President--             1994    259,615         116,110(4)        *          7,000       11,244(3)
 U.S. Pharmaceuticals
 Division)               1993    230,232         168,031(4)        *          7,000        3,598(3)
Ingrid Wiik (5)......... 1995    176,305          31,515           *         15,000       41,358(7)
 (Vice President and     1994     36,765               0           *          8,000        4,315(9)
 President--
 International
 Pharmaceuticals
 Division)

---------------------
* The Company provides automobile allowances to its executive officers and an apartment (in lieu of hotel accommodations) to Mr. Sissener while he is in the United States. The incremental cost of such perquisites in each of 1995, 1994, and 1993 was not in excess of the lesser of (a) $50,000 and (b) 10% of the amounts reported as Salary and Bonus for such year in the Summary Compensation Table.

(1) Reflects options granted under the Company's 1983 Incentive Stock Option Plan. The Company has not granted any stock appreciation rights ("SARs") to any of the named executive officers in 1993, 1994 or 1995.

(2) In 1993 and 1994, includes fees from the Company and its subsidiaries (before deduction of Company charges for office and secretarial services) for services as Chairman of the Board and as a member of committees of the Company's Board of Directors and the board of directors of a subsidiary. Since January 1, 1995, Mr. Sissener has not received fees for such services in such positions.

(3) Includes contributions by the Company to various employee profit-sharing and saving plans.

(4) The 1994 bonus consists of a bonus award of $30,000 and an additional contractual bonus of $86,110, of which $46,110 is an incentive bonus based on 1994 operating performance of NMC Laboratories, Inc. ("NMC"), a subsidiary of the Company. The 1993 bonus consists of a bonus award of $60,000 and an additional contractual bonus of $108,031, of which $68,031 was an incentive bonus based on 1993 operating performance of NMC.

(5) This list does not include compensation for Mr. Sissener or Ms. Wiik from A.L. Oslo prior to the acquisition of A.L. Oslo by the Company in October, 1994.

(6) At Mr. Sissener's request his 1995 base salary was reduced by $40,000 from the amount approved by the Compensation Committee and he received no bonus with respect to 1995.

(7) Pension premiums paid to a Norwegian insurance company to fund pension payments for executive officer.

(8) Includes compensation paid to Ms. Wiik after the acquisition of A.L. Oslo by the Company in October, 1994.

(9) Includes fees from the Company for services on the Board of Directors of Dumex-ALPHARMA A/S and A.L. Oslo after October, 1994.

EMPLOYMENT AGREEMENTS

  Mr. E.W. Sissener is a party to an agreement dated March 14, 1996 for his employment as Chairman and Chief Executive Officer through the annual stockholders meeting in 1999. The agreement provides that his base salary for 1996 shall be $450,000, subject to review and increase by the Board in future years, payable in part by A.L. Oslo and in part by the Company. If Mr. Sissener's employment is terminated or he is not elected Chairman and Chief Executive Officer for any reason other than cause, he is entitled to receive one year's base salary. The agreement provides that for ten years following his employment Mr. Sissener will provide consulting services to the Company as requested for up to 36 days per year and will be entitled to receive $54,000 annually (subject to adjustment based on the consumer price index). The agreement does not affect the pension and other benefits generally available to senior executives of A.L. Oslo which Mr. Sissener is entitled to receive.

  Mr. Jeffrey E. Smith is a party to an employment arrangement with the Company dated July 30, 1991 which provides that, if his employment is terminated by the Company for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Smith participates in all of the employee benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Smith supplemental retirement benefits equal to the amount, if any, by which the pension due under the Company's Non-Contributory Retirement Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service.

  Mr. George S. Barrett is a party to an employment arrangement with the Company which provides that if his employment is terminated by the Company for any reason other than for cause, he will be paid one year's base salary with certain benefits. Mr. Barrett participates in all of the employment benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Barrett supplemental retirement benefits under the ALPHARMA INC. Supplemental Pension Plan (a non-qualified defined benefit plan, the "Supplemental Pension Plan"; See "Retirement Plans").

  Mr. David E. Cohen is a party to an employment arrangement with the Company which provides that, if his employment is terminated by the Company for any reason other than for cause, he will be paid one year's base salary with certain benefits, and if he does not take another executive position after such twelve month period, he will be paid his base salary with certain benefits until he takes another position and for up to six months thereafter. Mr. Cohen participates in all of the employment benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Cohen supplemental retirement benefits under the Supplemental Pension Plan (See "Retirement Plans").

  Ms. Ingrid Wiik is a party to an employment arrangement with A.L. Oslo which provides that in the event she (x) is terminated for any reason other than for cause, or (y) wishes to terminate her employment due to organizational changes or other significant changes of her working conditions or responsibilities which she does not wish to accept, in both cases she is entitled to receive salary and certain other benefits for a period of eighteen (18) months thereafter. Ms. Wiik participates in all of the employment benefits available to executives of A.L. Oslo. (See "Retirement Plans").

GRANTS OF OPTIONS

  The following table discloses, for the named executive officers, information regarding stock options granted during 1995. All grants described below are "nonstatutory options" granted under the Company's 1983 Incentive Stock Option Plan, as amended.

  The options granted reflected in the following table are exercisable between October 1, 1998 and January 31, 1999 into shares of the Company's Class A Stock at an exercise price of $18.50 per share.

                              1995 OPTION GRANTS

                      INDIVIDUAL GRANTS
---------------------------------------------------------------
                                                                POTENTIAL REALIZABLE VALUE AT
                              PERCENT OF                           EXPIRATION USING ASSUMED
                   NUMBER OF    TOTAL                            ANNUAL RATES OF STOCK PRICE
                     SHARES    OPTIONS                             APPRECIATION FOR OPTION
                   UNDERLYING GRANTED TO EXERCISE OR                       TERM (1)
                    OPTIONS   EMPLOYEES  BASE PRICE  EXPIRATION ---------------------------------
NAME                GRANTED    IN 1995     ($/SH)       DATE          5%                10%
-----------------  ---------- ---------- ----------- ---------- --------------    ---------------
Einar W. Sissener         0         0         *          *            *                  *
Jeffrey E. Smith     15,000      4.86%     $18.50     03/31/99  $       55,714(2) $       119,221(3)
David E. Cohen       15,000      4.86       18.50     03/31/99          55,714(2)         119,221(3)
George S. Barrett    15,000      4.86       18.50     03/31/99          55,714(2)         119,221(3)
Ingrid Wiik          15,000      4.86       18.50     03/31/99          55,714(2)         119,221(3)

*Not applicable.

(1) Amounts reflect certain assumed annual stock price appreciation rates set forth in the Commission's executive compensation disclosure rules. Actual gains on a stock option exercise, if any, will depend on the Class A Stock market price on the date of exercise.

(2) Assumes a 3.75 year term and a final Class A Stock price of $22.21.

(3) Assumes a 3.75 year term and a final Class A Stock price of $26.45.

OPTION EXERCISES AND VALUES

  The following table discloses, for the named executive officers, (a) the number of shares acquired upon exercise of options or with respect to which such options were exercised and the aggregate dollar value realized upon such exercise and (b) the number and value of unexercised options, in each case as of December 31, 1995.

             1995 AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                          NUMBER OF                   NUMBER OF SHARES UNDERLYING            VALUE OF UNEXERCISED IN-THE-MONEY
                           SHARES                 UNEXERCISED OPTIONS AT 12/31/95 (1)             OPTIONS AT 12/31/95 (1)
                         ACQUIRED ON    VALUE     -----------------------------------        ---------------------------------
NAME                      EXERCISE   REALIZED ($)   EXERCISABLE          UNEXERCISABLE       EXERCISABLE (2) UNEXERCISABLE (2)
------------------------ ----------- ------------ -----------------    ------------------    --------------- -----------------
Einar W. Sissener.......       0           0                0                     0                 0                0
Jeffrey E. Smith........       0           0                   61,750                29,250     $651,970         $236,156
David E. Cohen..........       0           0                   38,000                27,000      459,377          225,188
George S. Barrett.......       0           0                   15,250                23,750      106,375           98,219
Ingrid Wiik.............       0           0                    2,000                21,000       20,000          174,375

---------------------
(1) All grants are in the form of options under the Company's 1983 Incentive Stock Option Plan, as amended.

(2) Value is based on the closing price of a share of Class A Stock on December 31, 1995 ($26.13) minus the exercise price.

RETIREMENT PLANS

  Messrs. Jeffrey E. Smith, David E. Cohen and George S. Barrett are active participants in the ALPHARMA INC. Pension Plan (a qualified defined benefit plan) (the "Pension Plan"). Mr. Sissener and Ms. Wiik do not participate in the Pension Plan. Under the Pension Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of a life annuity or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to (x) the sum of (i) 0.8% of the participant's highest five-year Final Average Compensation (as defined below) up to "covered compensation" (($25,686 for 1995) plus (ii) 1.45% of the participant's highest five-year Final Average Compensation in excess of "covered compensation" ($25,920 for 1995), multiplied by (y) the number of years of benefit service (up to a maximum of 30 years). The Pension Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date.

  The following table sets forth the approximate annual retirement benefit under the Pension Plan based on years of service and Final Average Compensation.

                              PENSION PLAN TABLE

                                      YEARS OF SERVICE
                    ------------------------------------------------------------
REMUNERATION (1)       15           20           25           30         35 (2)
----------------    --------     --------     --------     --------     --------
    $125,000        $ 24,817     $ 33,089     $ 41,362     $ 49,634     $ 49,634
    $150,000          30,255       40,339       50,424       60,509       60,509
    $175,000          35,692       47,589       59,487       71,384       71,384
    $200,000          41,130       54,839       68,549       82,259       82,259
    $225,000          46,567       62,089       77,612       93,134       93,134
    $250,000          52,005       69,339       86,674      104,009      104,009
    $300,000          62,880       83,839      104,799      125,759      125,759
    $400,000          84,630      112,839      141,049      169,259      169,259
    $450,000          95,505      127,339      159,174      191,009      191,009
    $500,000         106,380      141,839      177,299      212,759      212,759

---------------------
(1) Final average compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $150,000 for 1995 and $150,000 for 1996.

(2) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

  For purposes of the Pension Plan, an employee's "Final Average Compensation" generally is his regular cash salary (excluding bonuses) for the five consecutive years of service in which his compensation was highest during the ten years of service immediately preceding his retirement. In 1995, the respective amounts of the compensation of Messrs. Smith, Cohen and Barrett would have been $351,156, $279,994, and $279,615, respectively, under the Pension Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Messrs. Smith, Cohen and Barrett under the Pension Plan in 1995 were limited to $150,000. Mr. Smith, however, is entitled to supplemental retirement benefits from the Company equal to the amount, if any, by which the pension due under the Pension Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service. In addition, Messrs. Cohen and Barrett are participants in the Supplemental Pension Plan. Under the Supplemental Pension Plan, participants are entitled to supplemental retirement benefits from the Company equal to the amount, if any, by which (x) the lesser of (i) the pension due under the Pension Plan without any limitation imposed by the Internal Revenue Service and (ii) $235,840 exceeds (y) any ceiling imposed by the Internal Revenue Service. The years of service credited under the Pension Plan and the Supplemental Pension Plan as of December 31, 1995 to such officers were as follows: Mr. Smith--11 years, Mr. Cohen--20 years and Mr. Barrett--5 years.

  Under the Pension Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A retirement benefit, payable in the form of a life annuity following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, pension benefits under the Pension Plan vest after five years of employment with the Company. Pension benefits under the Pension Plan of employees hired prior to January 1, 1989 are currently 100% vested. Under the Supplemental Pension Plan, all participants' benefits vest after ten years of employment with the Company.

  Mr. Einar W. Sissener and Ms. Ingrid Wiik are active participants in the pension plan of A.L. Oslo, the Company's Norwegian subsidiary (a defined benefit plan) (the "Oslo Pension Plan"). Under the Oslo Pension Plan, both salaried and hourly employees are eligible for benefits. The retirement age under the Oslo Pension Plan is 67 years of age. A participant's specified annual benefit under the Oslo Pension Plan is equal to (x) the difference between (i) 60% of such participant's Final Compensation (as defined below) and (ii) the social security benefit (179,222 Norwegian Kroner ("NOK") or approximately $28,313 for 1995) multiplied by (y) a fraction, the numerator of which is the number of years of service (up to a maximum of 30 years) and the denominator of which is 30. The Oslo Pension Plan does not provide for an early retirement benefit.

  The following table sets forth the approximate annual retirement benefit under the Oslo Pension Plan based on years of service and Final Compensation.

                          OSLO PENSION PLAN TABLE (1)

                                      YEARS OF SERVICE
                    ------------------------------------------------------------
REMUNERATION (2)       15           20           25           30         35 (3)
----------------    --------     --------     --------     --------     --------
    $125,000        $ 24,657     $ 32,876     $ 41,095     $ 49,314     $ 49,314
    $150,000          32,157       42,876       53,595       64,314       64,314
    $175,000          39,657       52,876       66,095       79,314       79,314
    $200,000          47,157       62,876       78,595       94,314       94,314
    $225,000          54,657       72,876       91,095      109,314      109,314
    $250,000          62,157       82,876      103,595      124,314      124,314
    $300,000          77,157      102,876      128,595      154,314      154,314
    $400,000         107,157      142,876      178,595      214,314      214,314
    $450,000         122,157      162,876      203,595      244,314      244,314
    $500,000         137,157      182,876      228,595      274,314      274,314

---------------------
(1) The payments under the Oslo Pension Plan are made in Norwegian kroner. For purposes of the Oslo Pension Plan Table, such Norwegian kroner amounts were translated into United States dollars using the exchange rate at December 29, 1995 of NOK 6.3251 to $1.00.

(2) Final compensation.

(3) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

  For purposes of determining his benefit under the Oslo Pension Plan, salary or bonus payable by the Company or a subsidiary other than AL Oslo is excluded. For purposes of the Oslo Pension Plan, an employee's "Final Compensation" is his or her base cash salary in his last year of service. If Mr. Sissener were to retire with his last year of service being 1995, the amount of his Final Compensation for purposes of calculating his pension benefits under the Oslo Pension Plan would have been NOK (1,080,000) (or approximately $170,748). If Ms. Wiik were to retire with her last year of service being 1995, the amount of her Final Compensation for purposes of calculating her benefits under the Oslo Pension Plan would have been NOK 1,115,147 or approximately $176,305. In addition, under the Oslo Pension Plan if a participant dies, such participant's spouse is entitled to receive 55% of the participant's specified annual benefit. Mr. Sissener and Ms. Wiik have
and     years of service, respectively, under the Oslo Pension Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors is responsible for reviewing the performance of the Chief Executive Officer ("CEO") and recommending to the Board the amount of compensation and other benefits payable to the CEO, reviewing and approving the compensation and benefits of other executive officers and highly paid personnel, reviewing the general compensation and employment benefit policies for management personnel, reviewing management development and succession matters and approving any material new benefit plan or reviewing amendment to an existing benefit plan. During 1995 the

Compensation Committee also served as the committee established under the Company's 1983 Incentive Stock Option Plan (the "Option Plan") with authority to fix the terms of, and grant options under, such plan. The Compensation Committee is comprised of non-employee directors.

  In general, the Compensation Committee strives to meet the following objectives in making compensation decisions and recommendations for executive officers and other key personnel: (1) provide overall compensation that is competitive in its ability to attract and retain highly qualified personnel;
(2) relate compensation to the degree to which the Company (and/or the specific business unit for which an executive is responsible) attains its annual earnings or other performance targets; (3) reward excellent individual performance, with special consideration for specific projects completed or adverse conditions overcome; and (4) provide incentive to contribute to the long-term growth of the Company's businesses and stockholder value. In recommending and approving compensation for executive officers and other management personnel, the Committee considers the different business, tax and other factors which affect compensation payable to non-U.S. personnel. The Committee does not intend to approve or recommend compensation which would not be deductible under Section 162 of the Internal Revenue Code of 1986, as amended and consults with tax advisors as necessary to avoid any unintended result.

  As reflected in the Summary Compensation Table above, there are currently three principal components of senior executive compensation--salaries, bonuses and stock options. Salaries are determined annually, primarily on the basis of industry standards as applied to each executive's background, experience and overall performance with the Company. Bonuses are determined annually on the basis of an informal plan which sets potential bonus targets that an individual may achieve. A portion of each potential bonus is based on individual performance during the year, a second portion is based on the performance of the business unit for which the executive is responsible and a third portion is based on the Company's performance for such year. Bonuses may also be adjusted to reflect special projects or events relating to the performance of the individual. Executives whose responsibilities are broader than a particular business unit have a larger portion of their annual bonus potential dependent on the overall earnings performance of the Company. Executives with less ability to influence Company-wide or segment performance have a greater proportion of their bonus dependent on individual performance. In general, performance is measured by the operating income of individual business units and the net income of the Company, in each case relative to budgeted amounts and after consideration of events not reasonably anticipated which affected income and accomplishments which may not immediately have income benefits. In addition, in certain instances the compensation of certain executive officers and other highly paid personnel is determined with regard to contractual commitments made in connection with acquisitions or in other circumstances.

  The Committee considered and approved bonuses for 1995 based on recommendations from the CEO and after consideration of the Company's 1995 operating results. The Company's overall earnings performance in 1995 was less than budgeted and as a result the bonuses of all executive officers were lower than the target level. In addition, executive officers responsible for business units which failed to meet budget levels were additionally reduced. Because the Company failed to reach its budgeted goals in 1995 and in view of the generally lower level of cash bonuses to be recommended for other executive personnel, the CEO requested that his 1995 salary be reduced by approximately $40,000 from the amount set by the Compensation Committee in January 1995 and that he be awarded no bonus for 1995. The Committee agreed to accept his request and thus did not determine the amount of the 1995 bonus for the CEO that it was prepared to recommend to the Board. The Committee, however, did review the CEO's performance during 1995 and determined to recommend a 1996 salary of $450,000 (an approximately 6% increase over the Committee's 1995 salary recommendation) and a target bonus of 100% of salary. This level of increase over the level approved for 1995 is at the higher end of the range of salary adjustments approved by the Committee for other executive officers. The Committee also reviewed with the CEO plans for periods after 1996 and recommended for Board approval (which occurred in March, 1996) an employment contract which would continue the present employment relationship through the 1999 Annual Meeting of Stockholders.

  Stock option grants are intended to provide incentive for long-term contribution to the Company by providing rewards which are earned over a substantial period of employment, which reflect growth in the value of stockholder equity and which align the interests of key personnel with those of stockholders. The policy of the Compensation Committee has been to consider option grants for executives annually. In determining how broadly in the organization options should be distributed and the number of options to be granted to an individual, the overriding consideration is the importance of the employee's experience, skills and knowledge to the long-term performance of the Company. In making individual grants, the Committee also considers prior grants to each individual and the terms of prior granted options.

  During 1995 the Committee approved approximately 92,000 option grants to executive officers and key employees. These options all vest in annual increments over four years and have a ten year term, except for the options ("short-term options") which were granted to the six executive officers who, together with the CEO, comprise the Company-wide operating committee. The short-term options granted to such executive officers in May, 1995, do not become exercisable until October 1, 1998 and expire (if not previously exercised) on March 31, 1999. The Committee determined that because the members of the operating committee are in the position to most influence the performance of the Company, the terms of the short-term options would provide increased incentive to remain with the Company and enhance its performance in the near term and would create an economic interest which generally coincides with the interests of the holders of the Company's outstanding warrants which expire on January 1, 1999. In granting the short-term options the Committee considered that the grantees also held previously granted 10 year options. The Committee, at the request of the CEO, did not consider granting options to him. The Committee believes that the interest of the CEO is closely aligned with the stockholders as a result of his and his family's substantial direct and indirect ownership of the Company's stock and warrants.

                                          By the Compensation Committee:

                                          Thomas G. Gibian (Chairman)
                                          I. Roy Cohen
                                          Glen E. Hess
                                          Peter G. Tombros

PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return during the last five years with the Media General Financial Services Index for Pharmaceutical Companies (which index includes 248 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Index. The graph assumes $100 invested on December 31, 1990 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.

                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG ALPHARMA INC, INDUSTRY INDEX AND NY STOCK EXCHANGE INDEX

Measurement period      ALPHARMA        Industry        NY Stock Exchange
(Fiscal year Covered)   Inc.            Index           Index
---------------------   ---------       ---------       ---------
Measurement PT -
      1990              $   100         $   100         $   100

FYE   1991              $   146.02      $   163.16      $   129.41
FYE   1992              $   155.46      $   133.85      $   135.50
FYE   1993              $    84.90      $   121.38      $   153.85
FYE   1994              $   123.90      $   130.59      $   150.86
FYE   1995              $   160.88      $   208.33      $   195.61

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH A.L. INDUSTRIER

  A.L. Industrier and A.L. Oslo are parties to a lease (the "Skoyen Lease") pursuant to which A.L. Industrier leases to A.L. Oslo the land and facility in Oslo, Norway where A.L. Oslo's principal administrative offices and fermentation plant for its bulk antibiotics and animal health businesses are located. The Skoyen Lease has a term of 20 years, which term is renewable, at the option of A.L. Oslo, for four additional consecutive five year terms. Basic rent during the initial 20-year term is $1.00 per year and, during any renewal term thereafter, basic rent will be the then prevailing fair rental value of the premises. In addition to basic rent, A.L. Oslo pays documented expenses of ownership and operation of such facility, such as taxes and maintenance expenses. A.L. Oslo has the right to terminate the Skoyen Lease at any time during its term upon twelve months written notice to A.L. Industrier.

  A.L. Oslo is a party to an administrative services agreement (the "Administrative Services Agreement") with A.L. Industrier, pursuant to which A.L. Oslo provides certain administrative services to A.L. Industrier. Such services are provided on a full cost basis, except that A.L. Industrier is required to pay A.L. Oslo a minimum fee for services rendered during calendar years 1995 and 1996 equal to NOK 4,000,000 and NOK 3,000,000, respectively. In 1995, A.L. Industrier paid A.L. Oslo NOK 4,000,000 (or $630,000 based on the NOK exchange rates in effect on the dates such fees were paid). The Administrative Services Agreement has a term continuing until January, 1997 and will be automatically extended for one-year terms thereafter unless terminated by either of the parties thereto.

  During 1995, the Company through A.L. Oslo and its subsidiaries sold $3,353,000 of products, primarily multivitamins and adhesive products, to a subsidiary of A.L. Industrier for distribution of these products to retail food stores. In addition, during 1995 A.L. Oslo paid $214,000 to A.L. Industrier to reimburse A.L. Industrier for costs incurred in producing an aquatic animal health product for A.L. Oslo.

  All transactions with A.L. Industrier are subject to review by, and in certain circumstances prior approval of, the Audit Committee. See "Board of Directors and Committees--Committees of the Board" above.

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

  Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer, has a contract to act as a special consultant to the Company for a ten-year period following such retirement (the "Consultant Term"). During the Consultant Term, the Company is required to pay him a minimum annual consideration ($135,500 for 1995) which may be increased to reflect services rendered in excess of 40 days during the year, inflation and other factors, and to provide him with an automobile allowance and certain other employee benefits. Total amounts earned under such contract with respect to 1995 were $160,500. The contract provides, in the event of Mr. Cohen's disability, death or termination during the Consultant Term, for continued payments to Mr. Cohen (or his wife or children in the case of his death) of the remaining amounts he would otherwise be entitled to receive.

  Mr. Glen E. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

  Mr. David E. Cohen, a Vice President of the Company and President of the Company's Animal Health Division, is the nephew of Mr. I. Roy Cohen.

  Mr. Gert W. Munthe is a director of A.L. Industrier and the son-in-law of Mr. Einar W. Sissener.

                             INDEPENDENT AUDITORS

  Coopers & Lybrand L.L.P. has been selected to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1996. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors has been approved by the Company's Board of Directors based upon the recommendation of the Audit Committee.

              STOCKHOLDERS' PROPOSALS FOR THE 1997 ANNUAL MEETING

  In order to be considered for inclusion in the proxy statement for the 1997 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 5, 1996.

                                OTHER BUSINESS

  As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors

                                          Beth P. Hecht
                                          Secretary
                                          ALPHARMA INC.

                            YOUR VOTE IS IMPORTANT
                PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
             FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                     APPENDIX I

                                 ALPHARMA INC.

                       NON-EMPLOYEE DIRECTOR OPTION PLAN

1. PURPOSE OF THE PLAN

  The purpose of this Plan is to promote the interests of the Company (i) by tying more directly the compensation of directors to the performance of the Company as measured by the market price of its stock and (ii) through aligning more closely the interests of directors with the interests of the Company's stockholders.

2. ADMINISTRATION

  This Plan shall be administered by a committee of the Board of Directors of the Company consisting of one or more directors (the "Director Options Committee") appointed for such purpose by the Compensation Committee of the Board of Directors. All questions of interpretation and application of this Plan to options granted hereunder (the "Director Options") and of this Plan and any related agreements and instruments shall be subject to the good faith determination of the Director Options Committee, which shall be final and binding on all persons. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3. DIRECTOR OPTION SHARES

  The stock subject to the Director Options and other provisions of this Plan shall be shares of the Company's Class A Common Stock, with $.20 par value (hereinafter referred to as the "Class A Stock"). The aggregate number of shares of Class A Stock authorized to be issued upon exercise of Director Options and reserved for issuance under the Plan is 150,000. In the event that application of any provision of this Plan would result in the issuance of, or the right to purchase, any fractioned share of Class A Stock, the fraction shall be rounded to a full share.

4. GRANTING OF DIRECTOR OPTIONS

  Each director shall receive an option to purchase 2,000 shares of Class A Stock immediately following each annual meeting of stockholders of the Company at which such director is elected to serve on the Board of Directors of the Company. If a director is elected or appointed to the Board of Directors other than at the annual meeting of stockholders, such director shall receive as of the date of such election or appointment an option to purchase a number of shares of Class A Stock equal to (i) 2,000 multiplied by (ii) a fraction, the numerator of which is the number of days remaining from the date of such election or appointment until the anniversary of the preceding annual meeting of the stockholders and the denominator of which is 365. The price at which shares may be purchased pursuant to any Director Option shall be the fair market value of the shares on the date that the Director Option is granted. The grant of options provided for hereto shall be automatic and shall not require any action of the Board of Directors or the Director Options Committee.

5. ELIGIBILITY

  The individuals who will be eligible to receive Director Options will be each person elected or appointed as a director of the Company who is not also an employee of the Company or any of its subsidiaries at the time such person is so elected or appointed. A Director Option granted to a director under this Plan shall continue to be effective in accordance with its terms notwithstanding that prior to or subsequent to the grant of such option such director was or becomes an employee of the Company or its subsidiaries.

6. TERMS OF DIRECTOR OPTIONS; VESTING

  Each Director Option shall have a term of ten years from the date of grant (the "Option Term"); provided that if a director ceases to be a director for any reason, all Director Options held by such Director shall terminate on the first anniversary of the date on which such individual ceases to serve as a Director (the "Early Termination Date"). Each Director Option which has become vested (as described below) may be exercised from time to time until the earlier of (i) the end of the Option Term or (ii) the Early Termination Date, in part or in whole, subject to such limitations that the Director Options Committee, in its discretion, may specify at or prior to the time of grant. The exercise price of each Director Option may be paid in cash or by delivery of shares of Class A Stock previously acquired by the optionee having a fair market value equal to the exercise price of the Director Option being exercised. Each Director Option shall vest in full on the date of the first annual meeting of stockholders following the date of grant of such option; provided that if a person ceases to be a director for reason of disability or death prior to such vesting date, a portion of any unvested Director Options held by such director shall vest as of the day preceding the date such person ceases to be a director for such reason, which portion shall be equal to (i) the number of unvested Director Options held by such director multiplied by
(ii) a fraction, the numerator of which is the number of days such Director has held such unvested option and the denominator of which is 365. If a Director is removed from the Board or resigns other than for reasons of disability or death, the unvested Director Options held by such director shall not vest following such removal or resignation.

7. EXERCISE OF DIRECTOR OPTIONS

  Director Options shall be exercised by the delivery of written notice to the Company (Attention: Treasurer) setting forth the number of shares with respect to which the Director Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) cash (including checks, bank drafts or postal or express money orders payable to the order of the Company) or (ii), shares of Class A Stock, previously acquired, having an aggregate value equal to the option price of such shares. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such Director Option has been so exercised ("Option Shares"), issued in the optionee's name; provided, that such delivery shall be deemed effected for all purposes when such certificates shall have been deposited in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph. For all purposes, an optionee shall be deemed to have exercised a Director Option and to have purchased and become the holder of the Option Shares as of the date the Company receives written notification of exercise and payment as provided herein.

8. TRANSFERABILITY OF DIRECTOR OPTIONS

  Director Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

9. REQUIREMENTS IMPOSED BY LAW AND DIRECTOR OPTIONS COMMITTEE

  The Company shall not be required to sell or issue any shares under any Director Option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Director Options Committee shall be final, binding and conclusive.

  The Company shall not be required to issue any shares upon exercise of any option unless the Company has received the optionee's representation or other evidence satisfactory to it to the effect that the holder of such Director Option will not transfer such Option Shares in any manner which could constitute a violation of any securities or other law, or which would not be in compliance with such other conditions as the Director Options Committee may deem appropriate.

  The Director Options Committee may impose such other limitations on the exercise of Director Options as it concludes are necessary to comply with applicable law and carry out the intent and purpose of the Plan.

10. NO RIGHTS AS STOCKHOLDER

  No optionee shall have rights as a stockholder with respect to shares covered by a Director Option until the date of exercise of such Director Option; and, except as otherwise provided in paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefore is prior to the date of exercise of such option.

11. NO OBLIGATION TO RETAIN DIRECTOR

  The granting of any option shall not impose upon Company, its stockholders or the Board of Directors any obligation to elect, appoint or retain any person as a member of the Board of Directors; and the right to remove any director as provided by applicable law shall not be diminished or affected by reason of the fact that a Director Option has been granted to such Director.

12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

  The existence of outstanding Director Options shall not affect in any way the right of power of the Company or its stockholders to make or authorize any or all adjustment, recapitalizations, reorganization, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures or preferred or prior preference stock senior to or otherwise affecting the Class A Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, or pay a dividend in shares of its Class A or Class B Common Stock, then (a) the number, type, and per share price of shares of stock subject to outstanding Director Options hereunder shall be appropriately adjusted in such a manner as to entitle each optionee to receive upon exercise of his Director Option, for the same aggregate consideration, the same total number and type of shares as he would have received as a result of the event requiring the adjustment had he exercise his Director Option in full immediately prior to such event; provided, however, that if any such adjustment would result in the right to purchase a fractional share, the number of shares subject to the Director Option will be decreased to the next lower whole number; and (b) the number and type of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Class A Stock then reserved that number and type of shares of stock that would have been received by the owner of an equal number of outstanding shares of Class A Stock as the result of the event requiring the adjustment.

  If the Company shall be a party to any merger or consolidation or effect any recapitalization which causes a change in the Class A Stock which does not effect an adjustment under the prior paragraph, the Director Options Committee, in its discretion, may, if it considers it to be appropriate to carry out the intent and purpose of the

Plan, make such adjustments in the nature or amount of securities subject to the Director Options or the Director Option price as it considers appropriate, and such adjustments shall be binding and conclusive of all holders of Options.

  Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon sale, or upon the exercise or rights or warrants to subscribe therefore, or upon conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock then subject to outstanding Director Options.

13. AMENDMENT OR TERMINATION OF PLAN

  The Board of Directors of the Company may modify, revise or terminate this Plan at any time and from time to time, except that none of the term of the Plan, the eligibility of grantees, the aggregate number of shares reserved for issuance pursuant to this Plan, the amount of Directors Options to be granted to any director or the minimum option price shall, other than by operation of paragraph 12 hereof, be modified or revised without the consent of the holders of Class A and Class B Common Stock having a majority of the voting power. The termination of the Plan by the Board of Directors shall not affect any Director Options granted prior to such termination. The terms upon which Directors Options are granted may not be amended more frequently than once every six months (except to comply with applicable tax or other laws).

14. WRITTEN OPTION AGREEMENTS

  Each Director Option granted hereunder may be embodied in a written option agreement which shall contain such other provisions as the Director Options Committee in its discretion shall deem advisable. The failure to provide a written option agreement shall not affect the validity of Director Options provided for herein or the rights of directors to receive and exercise such options as herein provided.

15. DIRECTOR AND STOCKHOLDER APPROVAL; DURATION OF PLAN

  This Plan has been duly adopted by the Board of Directors on March 14, 1996 and approved by the stockholders of the Company on May 30, 1996. This Plan shall terminate on December 31, 2005 or by earlier action of the Board of Directors pursuant to paragraph 13 hereof provided such termination shall not affect any Director Options granted prior to such termination.

16. ELECTION TO RECEIVE SHARES IF SUBJECT TO DETRIMENTAL NON-U.S. INCOME TAX CONSEQUENCES

  If a person would be subject to significantly detrimental income tax consequences as a result of receiving Director Options under any non-United States income tax provisions, such person may elect (by written notice to the Director Options Committee prior to the date of grant) to receive in lieu thereof one share of Class A stock for every ten shares purchasable under the Director Options such person would otherwise have received.

17. REFERENCE TO EMPLOYEE STOCK OPTION PLAN ("EMPLOYEE PLAN")

  To the extent not inconsistent with the terms of this Plan, the terms and provisions of the Employee Plan shall apply to any options granted hereunder.